UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  November 24, 2004



                    INTEGRATED PERFORMANCE SYSTEMS, INC.
                    ------------------------------------
            (Exact name of registrant as specified in its charter)



            New York                   000-30794               11-3042779
 (State or other jurisdiction   (Commission File Number)     (IRS Employer
       of incorporation)                                  Identification No.)


            10501 FM 720 East                                    75035
              Frisco, Texas                                    (Zip Code)
 (Address of principal executive offices)


                                (972) 381-1212
             (Registrant's telephone number, including area code)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [  ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

 ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


 ITEM 2.01.     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS


 ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT


 ITEM 3.02.     UNREGISTERED SALES OF EQUITY SECURITIES

      On November 24, 2004 Integrated Performance Systems, Inc. (the "Company") completed the acquisition of Best Circuit Boards, Inc., d/b/a Lone Star Circuits ("LSC") by amending the definitive Agreement and Plan of Merger ("Agreement") and by satisfying all contingencies of the Agreement.

      The parties modified the "Merger Consideration", as defined in the Agreement, to include: (1) a $3 million Convertible Promissory Note issued in lieu of the original cash consideration of $3 million; (2) a $1 million note payable; (3) a $200,000 Convertible Promissory Note for the advances made by LSC shareholders on behalf of the Company; and (4) the issuance of 193,829 shares of Series F Convertible Preferred Stock (the "Preferred Stock") in lieu of the obligation to issue common stock to LSC shareholders equal to 67.25% of the total issued and outstanding common stock of the Company at the time of closing.

      The $3 million note and the $200,000 note are payable at a simple interest rate of 8% per annum, with interest payable monthly and the principal balance on both notes is due in three (3) months. One Hundred Percent (100%) of each note is convertible into common stock of the Company at any time at a per share conversion price of $.15 per share.

      The $1 million term note is payable at a simple interest rate of 8% per annum, interest payable bi-annually and the principal balance due in three
 (3) years. One Hundred Percent (100%) of this note is convertible into common stock at any time at a per share conversion price of $.15 per share. All three notes are secured by all assets of the Company and of LSC.

      The Preferred Stock is convertible into a number of shares of common stock of the Company equal to 67.25% of the issued and outstanding common stock of the Company at the time of closing.

      The foregoing issuances were made pursuant to the exemption from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, in that (a) the investor or its purchaser representative is reasonably believed to have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment, (b) the investor or its purchaser representative were provided with required information and an opportunity to obtain additional information a reasonable period of time prior to the transaction, (c) the investor or its purchaser representative were advised of the limitations on resale of the Common Stock, (d) the investor represented its intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof, and (e) appropriate legends were affixed to the instruments issued in the transactions.


 ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      In connection with consummation of the acquisition, on November 24, 2004 Mr. Allen and Mr. Harman appointed Brad Jacoby as a director and then resigned as directors and officers of the Company. The Board of Directors has no standing committees. Mr. Jacoby appointed the following officers of the Company as of November 24, 2004: Brad Jacoby as Chief Executive Officer, Joseph Brent Nolan, Sr. as Chief Operating Officer, and Brad J. Peters as Chief Financial Officer. All three have been associated in similar capacities with LSC for the past five years.

      Mr. Jacoby is employed by the Company for an initial three year term and Mr. Nolan and Mr. Peters are employed by the Company for initial two-year terms. All three receive a base salary, plus Company benefits and stock options. Mr. Jacoby and Mr. Nolan are also eligible for bonuses, based on revenues of the Company.


 ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

      It is impracticable at this time to provide financial statements and pro forma financial information for LSC. We expect to file such financial statements and pro forma financial information as soon as practicable, but not later than 75 days after completion of the acquisition.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          INTEGRATED PERFORMANCE SYSTEMS, INC.
                          (Registrant)

                          By: /s/ BRAD J. PETERS
                              -----------------------------------------------
                                  Brad J. Peters
                                  Vice President and Chief Financial Officer
                                  (On behalf of the registrant and as
                                  principal financial and accounting officer)


 Date:     December 1, 2004

                     INTEGRATED PERFORMANCE SYSTEMS, INC.

                                EXHIBIT INDEX

 Exhibit
 Number                   Description of Exhibits
 -------                  -----------------------
 2.1 Agreement and Plan of Merger dated October 22, 2004 between the Company and Best Circuit Boards, Inc. (filed as Exhibit "2.1" to the Company's Current Report on Form 8-K filed on October 28, 2004 and incorporated herein by reference.)

 2.2* First Addendum to the Agreement and Plan of Merger between the Company and Best Circuit Boards, Inc.
 _______________
 *  Filed herewith.